UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15[D] OF THE SECURITIES EXCHANGE ACT OF 1934

November 21, 2014
Date of Report
[Date of Earliest Event Reported]

NORTHSIGHT CAPITAL, INC.
(Exact name of Registrant as specified in its Charter)

Nevada	000-53661	26-2727362
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7740 East Evans Rd.
Scottsdale, AZ 85260
(Address of Principal Executive Offices)

(480) 385-3893
(Registrant’s Telephone Number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

      .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

Effective November 21, 2014, the Registrant’s Board of Directors was enlarged to three persons and Randy R. Rhoden was appointed a director by the Board of Directors of the Registrant to fill the resulting vacancy. Mr. Rhoden will serve on the Board of Directors until the next annual meeting of shareholders and until his successors is duly elected, subject to earlier resignation or removal.

Any compensation for members of the Registrant’s Board of Directors has yet to be determined.

Since 1997, Randy R. Rhoden has served as President/CEO of Hospitality Management Group (dba) Hospitality Graphics, a firm that provides design and marketing services to casinos, resorts and hotels worldwide. Since December of 2013, Mr. Rhoden has been the Chief Operating Officer of Just Quality, LLC, a firm that operates medical marijuana cultivation, production and dispensing facilities in Las Vegas, Nevada.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHSIGHT CAPITAL, INC.

Date:	November 25, 2014	By:	/s/ John Bluher
John Bluher
CEO

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